LEHMAN BROTHERS INCOME FUNDS
                                TRUST INSTRUMENT

                                   SCHEDULE A


Investor Class

Lehman Brothers California Tax-Free Money Fund
Lehman Brothers Core Bond Fund
Lehman Brothers High Income Bond Fund
Lehman Brothers Municipal Money Fund
Lehman Brothers Municipal Securities Trust
Lehman Brothers New York Municipal Money Fund
Lehman Brothers Short Duration Bond Fund
Neuberger Berman Cash Reserves
Neuberger Berman Government Money Fund

Trust Class

Lehman Brothers Short Duration Bond Fund
Lehman Brothers Strategic Income Fund

Institutional Class

Lehman Brothers Core Bond Fund
Lehman Brothers Strategic Income Fund

Reserve Class

Lehman Brothers California Tax-Free Money Fund
Lehman Brothers National Municipal Money Fund
Lehman Brothers Tax-Free Money Fund

Class A

Lehman Brothers Core Bond Fund
Lehman Brothers Strategic Income Fund

Class C

Lehman Brothers Core Bond Fund
Lehman Brothers Strategic Income Fund


DATED:  June 21, 2007